EXHIBIT 99.2

Acadia Realty Trust Announces Pricing of 3.4 Million Common Share Offering

WHITE PLAINS, N.Y.--(BUSINESS WIRE)—December 12, 2014-- Acadia Realty Trust (NYSE: AKR - "Acadia" or the "Company") today announced that it expects to receive approximately $108.0 million in estimated gross proceeds from its sale of 3,400,000 common shares of beneficial interest (“Shares”) to Citigroup (or approximately $124.1 million if the option to purchase additional Shares is exercised in full). Citigroup acted as the sole bookrunner for the offering. The Company has also granted Citigroup an option to purchase up to 510,000 additional Shares. The offering was made pursuant to the Company's effective shelf registration statement and settlement is expected to occur on or about December 17, 2014.

The Company expects to use the net proceeds from the sale of the Shares primarily to fund a portion of the acquisition price of a retail property located in the San Francisco Bay area, which the Company has entered into a contract to acquire for $155.0 million, as well as for general corporate purposes.

Citigroup acted as the sole bookrunner for the offering. A copy of the prospectus supplement and prospectus relating to these securities may be obtained, when available, by contacting Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Tel: 800-831-9146).

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. The offering of these securities will be made only by means of the prospectus supplement and the accompanying prospectus.

About Acadia Realty Trust

Acadia Realty Trust, a fully integrated equity real estate investment trust, is focused primarily on the acquisition, ownership, management and redevelopment of high-quality retail properties located in key street and urban retail corridors as well as suburban locations within high-barrier-to-entry, densely-populated metropolitan areas in the United States along the East Coast and in Chicago. Acadia owns, or has an ownership interest in, these properties through its core portfolio and its opportunistic/value-add investment funds.

Safe Harbor Statement

Certain matters in this press release may constitute forward-looking statements within the meaning of federal securities law and as such may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performances or achievements of Acadia to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. These forward-looking statements include statements regarding Acadia’s future financial results and its ability to capitalize on potential opportunities arising from continued economic uncertainty. Factors that could cause the Company’s forward-looking statements to differ from its future results include, but are not limited to, those discussed under the headings “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual report on Form 10-K filed with the SEC on February 26, 2014 (“Form 10-K”) and other periodic reports filed with the SEC, including risks related to: (i) the current global financial environment and its effect on retail tenants; (ii) the Company’s reliance on revenues derived from major tenants; (iii) the Company’s limited control over joint venture investments; (iv) the Company’s partnership structure; (v) adverse changes in the Company’s real estate markets; (vi) market interest rates; (vii) leverage; (viii) liability for environmental matters; (ix) the Company’s growth strategy; (x) the Company’s status as a real estate investment trust; (xi) uninsured losses; and (xii) the loss of key executives. Copies of the Form 10-K and the other periodic reports Acadia files with the SEC are available on the SEC’s website at www.sec.gov. Any forward-looking statements in this press release speak only as of the date hereof. Acadia expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Acadia's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.

Source: Acadia Realty Trust

Acadia Realty Trust

Jon Grisham, 914-288-8100